Consent of Independent Registered Public Accounting Firm
The Board of Directors
Centennial Resource Development, Inc.

We consent to the incorporation by reference in the registration statement (No. 333‑215119) on Form S-8 and registration statements (Nos. 333-215621, 333-214355, 333-219738 and 333-219739) on Form S-3 of Centennial Resource Development, Inc. and subsidiaries (the Company) of our reports dated February 25, 2019, with respect to the consolidated balance sheets of Centennial Resource Development, Inc. as of December 31, 2018 and 2017, the related consolidated statements of operations, shareholders’ (owners’) equity, and cash flows for the years ended December 31, 2018 and 2017, and the period October 11, 2016 through December 31, 2016 (Successor Company operations), and the period from January 1, 2016 to October 10, 2016 (Predecessor Company operations), and the related notes (collectively, the consolidated financial statements) and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10‑K of Centennial Resource Development, Inc.

/s/ KPMG LLP
Denver, Colorado
February 25, 2019